 Bankwell Financial Group4Q’17 Investor Presentation

 Safe Harbor  This presentation may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

 Bankwell : A Growth Story  Bankwell is one of the fastest growing and most profitable community banks in Connecticut.  Named “One of the Top 100 Community Banks Under $10 billion” in 2016 1Named a 2017 Sandler O’Neill and Partners “Sm-All Star” 2  March 21, 2017 report issued by S&P Global Market Intelligence29 institutions comprise the 2017 list, which has the objective to identify the top performing small-cap banks and thrifts in the country     2016    $1,628,919  Strengthened executive, credit and finance teams      2017    $1,796,607    Bankwell Throughout The YearsAssets

 Why Bankwell?  Consistently strong performer in highly attractive markets  1 as of December 31st, 2017

Bankwell Profile

Company Overview *NASDAQ: BWFG*

- $1.80B asset Connecticut-based bank with key focus on CRE and C&I lending
- 9 existing branches in Fairfield & New Haven Counties with 3 opening in 2Q'18
- Strong performance in '17, but reported metrics significantly impacted by DTA write down due to Dec-17 tax law change:

8.93%	Return on Equity
0.80%	Return on Avg Assets
$20.59	Tangible Book Value

- Considered "Well Capitalized"; Capital Ratios[1] exceeding required levels:

9.61%	Tier 1 Leverage
10.99%	CET 1 / RWA
12.19%	Total Capital / RWA

Footprint



Existing branches (9)
Branch application approved (3)

- Attractive core market of Fairfield County / Bridgeport-Stamford-Norwalk MSA
  - 2nd most affluent MSA & per capita personal income (PCPI) among highest in the USA
  - 18.3% of MSA households earn enough to rank in the top 5% all US households
- Opportunity to expand without risk of cannibalization

[1] Regulatory ratios are Bank ratios based on call report filings

5

4Q'17 Highlights

- Reported net income of $2.1MM, or $0.27 per share for 4Q'17, versus $3.3MM or $0.43 per share for the same period in 2016
- The Company's Board of Directors declared a $0.12 per share cash dividend, a 71% increase
- Performance driven by strong organic loan growth, record gross loan balance of $1.54B
  - Gross Loans increased $177MM from year-end 2016
  - Year-to-date metrics reflect outstanding core portfolio performance; i.e. loan yield (4.50%) & NIM (3.30%)
- 2017 loan & asset growth funded without increasing the Bank's reliance on Wholesale funds as a percent of assets
- Several one-time items contributed to a $0.26 reduction in reported 4Q'17 EPS; on a "core" basis, 4Q'17 EPS is $0.53[1]
  - $(3.3MM) tax adjustment due to DTA write off, as a result of the tax law changes enacted in late 2017
  - $0.9MM after tax adjustment due to a reduction of the ALLL reserve as a result of a methodology change
  - $0.6MM after tax credit as a result of refining the servicing asset model assumptions for servicing retained loan sales
  - $0.2MM after tax charge due to strategic decision to stop Residential Mortgage loan origination


4Q'17 EPS
$0.27
$0.42
($0.11)
($0.07)
$0.02
$0.53
Reported
Tax
ALLL
Svc Asset
Resi
Core

[1] Please refer to BWFG's 4Q'17 Earnings Release for further detail

6

 Financial Highlights  Dollars in thousands, except per share data  2014  2015  2016  2017  Total assets  $1,099,531  $1,330,372  $1,628,919  $1,796,607  Loans, net  $915,981  $1,129,748  $1,343,895  $1,520,879  Loans to deposits  110.7%  109.1%  105.6%  110.1%  Efficiency ratio  68.7%  62.3%  56.5%  54.9%  Net interest margin  3.84%  3.77%  3.54%  3.30%  Total capital to risk weighted assets  13.55%  13.39%  12.85%  12.19%  Return on average equity  5.13%  6.76%  8.94%  8.93%  Tangible book value per share  $16.35  $17.43  $18.98  $20.59  Net interest income  $31,660  $42,788  $49,092  $54,364  Net income  $4,568  $9,030  $12,350  $13,830  EPS (fully diluted)  $0.78  $1.21  $1.62  $1.78  1  1 Values are based on reported earnings / performance, which includes impact of DTA write-off, ALLL methodology change and other “one-off” items please refer to BWFG’s 4Q’17 Earnings Release for further detail

 Consolidated Statement of Income   4Q’17 3Q’17 4Q’16Total Interest Income $18.7 $18.3 $16.6Total Interest Expense $4.8 $4.5 $3.4Net Interest Income $13.9 $13.9 $13.3(Credit) / Provision for Loan Losses $(0.5) $0.4 $0.7Net Interest Income after Provision $14.4 $13.5 $12.5Non Interest Income $1.5 $0.8 $0.4Non Interest Expense $8.6 $8.1 $7.8Pre-Tax Income $7.4 $6.2 $5.2Income Tax Expense $5.3 $1.9 $1.9Reported Net Income (Loss) $2.1 $4.3 $3.3EPS $0.27 $0.55 $0.43  Key drivers vs prior quarter Net Interest Income growth driven by strong loan originations, partially offset from rising cost of funds on deposits & increased borrowingsProvision for Loan Losses favorable due to one-time adjustment reflecting ALLL methodology changeNon Interest Income favorable as a result of refining the servicing asset model assumptions for servicing retained loan salesNon Interest Expense increase over prior quarter in support of ongoing business growth, reflected in increased C&B & Occupancy / Equipment expensesTax Expense reflects one-time DTA write off due to new Corporate Tax rate  $MMs  1 Please refer to BWFG’s 4Q’17 Earnings Release for further detail  1  1  1

 Consolidated Statement of Income   2017 2016 VTotal Interest Income $71.2 $61.0 $10.2Total Interest Expense $16.8 $11.9 $4.9Net Interest Income $54.4 $49.1 $5.3(Credit) / Provision for Loan Losses $1.3 $3.9 ($2.6)Net Interest Income after Provision $53.0 $45.2 $7.8Non Interest Income $4.6 $2.7 $1.9Non Interest Expense $32.5 $29.5 $3.0Pre-Tax Income $25.1 $18.3 $6.8Income Tax Expense $11.3 $6.0 $5.3Reported Net Income (Loss) $13.8 $12.4 $1.4EPS $1.78 $1.62 $0.16  Key drivers vs prior yearNet Interest Income growth driven by strong loan originations & rising rates, partially offset from rising cost of funds on deposits & increased borrowingsProvision for Loan Losses decrease due to update to ALLL methodology in 4Q’17Non Interest Income favorable as a result of refining the servicing asset model assumptions for servicing retained loan sales in addition to increased rental and BOLI income in 2017Non Interest Expense increase in support of ongoing business growth, reflected in increased C&B, Consulting & Data Processing expenses, among othersTax Expense in 2017 reflects one-time DTA write off due to new Corporate Tax rate  $MMs  1 Please refer to BWFG’s 4Q’17 Earnings Release for further detail  1  1  1

 Financial Performance Trends  $MMs  Net IncomeCAGR 18%   RevenueCAGR 20%   YTD Metrics Reported CoreROAE 8.93% 10.16%ROAA 0.80% 0.91%ROATCE 9.10% 10.36%Net Income $13.8MM $15.7MM  One-time non-recurring charges negatively impacted earnings in 4Q’17See page 6 in this presentation and 4Q’17 Earnings Release for further details

 Loan Portfolio  CAGR 18%  $MMs  $1,543  $1,366  $1,148  $930

 Loan Portfolio Concentration  Commercial Real Estate  Total Loan Portfolio  Consumer/ Other  1  1 Includes Owner Occupied CRE  December 2017 Product & Property Type Diversification  Ongoing stratification and in-depth monitoring of concentration limits

Loan Portfolio Concentration: CRE

Geography Distribution *Dec 2017*


TX
1.59%
SC
1.30%
GA
1.70%
All Other
9.11%
PA
2.03%
NY
11.58%
CT
72.69%

- Measured Approach To Expansion
- Following Existing Customers To New Locations

CRE to Risk Based Capital Ratio


440%
462%
474%
470%
480%
2016
1Q17
2Q17
3Q17
4Q17

- Proven track record as CRE Lender
- Strong risk management practices in place
- Developed rigorous suite of risk management reports, enabling multi-level portfolio stratification
- Team of 13 skilled credit analysts with average experience > 20 years

13

 Asset Quality  1 Negative values represent Net Recoveries2 Non-performing Assets to Tangible Equity and Loan Loss Reserves3 2017 ratio reflects new methodology implemented in 4Q’17, see 4Q’17 Earnings Release for further detail  NPL to Total Loans  Texas Ratio  2  NPL $3.36 $3.79 $2.94 $5.48Net Charge Offs $(0.33) $(0.08) $0.10 $0.42  $MMs  1  Allowance for Loan Loss  NPA to Total Assets  Uncompromising focus on credit  3

 Deposits  CAGR 19%  $MMs  $835  $1,047  $1,289  Deposit growth enabled Bankwell to slightly decrease Wholesale funding as a % of assets  1 Wholesale funding comprised of Listed Time Deposits, Brokered Time Deposits & Money Market Accounts, FHLB borrowings   $1,398  1

Deposit Initiatives

- Branch expansion in existing footprint scheduled for 2Q'18
- Ongoing expansion of Treasury Management offerings
  - Added IOLTA/escrow sub-account functionality, targeting law firms, medical practices, real estate management companies & CPAs
  - Launched Commercial Card / P-card offering
  - Launched Merchant Services program
- Launching online account opening in 1Q'18

16

Management Team

Name	Years Experience	Selected Professional Biography	At Bankwell
Christopher Gruseke President & CEO *(since 2015)*	25+	• Founding investor of Bankwell's precursor, Bank of New Canaan, member of BoD and ALCO Committee 2009 to 2012 • 20 year Investment Banking career focused on financial institutions, securitizations and interest rate risk management • Management positions include Chief Operating Officer of Greenwich Capital Markets	• Rebuilt Leadership team • Focus on financial performance
Penko Ivanov EVP & CFO (*since 2016*)	25+	• CFO for Darien Rowayton Bank & Doral Bank's US Operations • Proven track record in building, improving and overseeing all areas of Finance, including Controllership, SOX, Treasury, FP&A, as well as internal and external reporting functions • Prior experience include 8 yrs with GE Capital in various finance roles	• Restructured Finance team with 5 new hires in 2017 • Scaled closing, reporting & FP&A processes for future growth
Heidi S. DeWyngaert EVP & Chief Lending Officer (*since 2004*)	30+	• Previously at Webster Bank, managing the Fairfield County Commercial Real Estate group • 10 years as Vice President for CRE at First Union National Bank	• High quality direct commercial lending • 13 years building broad network • Creation of Portfolio Management team
David P. Dineen EVP & Head of Community Banking (*since 2016*)	30+	• Previously at Capital One Commercial Bank as the National Market Manager for Treasury Management and Deposit Services • Managed Retail Branch networks and Treasury Management sales teams at NorthFork Bank and Commerce Bank	• Build out of new Treasury Management ("TM") team • Investing in new TM products & Services • Investing in online account opening
Christine A. Chivily EVP & Chief Risk & Credit Officer (*since 2013*)	30+	• Previously a Risk Manager for CRE and C&I at Peoples United Bank • SVP/Senior Credit Officer at RBS Greenwich Capital Markets (11 yrs); Director - Northeast Region, Multifamily at Freddie Mac (5 yrs); Manager, Loan Servicing - Distressed Assets at M&T Bank	• Built team of 13 skilled credit analysts with average experience > 20 years • Expanded annual loan review & stress testing process
Laura J. Waitz EVP & Chief of Staff (*since 2017*)	30+	• Previously Senior Managing Director, Global Head of Human Resources at The Blackstone Group (9 yrs) • Also at Citi Alternative Investments as MD & Global Head of Compensation & at Deutsche Bank as Head of Compensation (Americas) & as Global Compensation Mgr. for Private Equity & Investment Bank	

17